                                                                Exhibit 24

                              POWER OF ATTORNEY
                      Directors and Certain Officers of
                                   TRW Inc.


THE UNDERSIGNED Directors and Officers of TRW Inc., an Ohio corporation (the "Corporation"), which anticipates filing with the Securities and Exchange Commission, Washington, D.C. (the "Commission"), under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement for the purpose of registering under the Securities Act debt securities and warrants of the Corporation, in an aggregate principal amount which, together with that portion of the debt obligations authorized by resolutions adopted by the Directors of the Corporation on July 26, 1995 that has not been offered, issued or sold at the time of such registration, shall not exceed an aggregate principal amount of U.S.$700 million (or the equivalent thereof in foreign currencies or any combination thereof), hereby constitute and appoint D.B. Goldston, W.B. Lawrence, K.A. Weigand and J.L. Manning, Jr., and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to prepare or cause to be prepared, to execute, file and register such Registration Statement and any and all supplements, amendments (including post-effective amendments) and exhibits thereto and any and all applications and other documents to be filed with the Commission or elsewhere pertaining to the registration of such debt securities and warrants, including, without limitation, any reports to be filed under the Securities Exchange Act of 1934, as amended, with full power and authority to do and perform any and all acts and things and execute any and all documents and instruments which such attorneys may deem necessary and appropriate in connection with the registration.

EXECUTED the dates set forth below.


/s/ J.T. Gorman                    /s/ P.S. Hellman                /s/ C.G. Miller
-------------------------------    -----------------------------   -------------------------------
J.T. Gorman                        P.S. Hellman                    C.G. Miller
Chairman of the Board,             President, Chief Operating      Executive Vice President
Chief Executive Officer            Officer and Director            and Chief Financial Officer
and Director                       December 10, 1997               December 10, 1997
December 10, 1997


/s/ Thomas A. Connell              /s/ Michael H. Armacost
-------------------------------    -----------------------------   -------------------------------
Thomas A. Connell, Vice President  Michael H. Armacost, Director   M. Feldstein, Director
and Controller                     December 10, 1997               December 10, 1997
December 10, 1997


/s/ Robert M. Gates                 /s/ C.H. Hahn                   /s/ George H. Heilmeier
-------------------------------    -----------------------------   -------------------------------
R.M. Gates, Director                C.H. Hahn, Director             G.H. Heilmeier, Director
December 10, 1997                   December 10, 1997               December 10, 1997


/s/ K.N. Horn                       /s/ E.B. Jones                  /s/ W.S. Kiser
-------------------------------    -----------------------------   -------------------------------
K.N. Horn, Director                 E.B. Jones, Director            W.S. Kiser, Director
December 10, 1997                   December 10, 1997               December 10, 1997


/s/ D.B. Lewis                      /s/ James T. Lynn               /s/ L.M. Martin
-------------------------------    -----------------------------   -------------------------------
D.B. Lewis, Director                J.T. Lynn, Director             L.M. Martin, Director
December 10, 1997                   December 10, 1997               December 10, 1997



/s/ J.D. Ong                        /s/ Richard W. Pogue
-------------------------------    -----------------------------
J.D. Ong, Director                  R.W. Pogue, Director
December 10, 1997                   December 10, 1997

